Exhibit 5.0


                                   Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                              734 15th Street, N.W.
                             Washington, D.C. 20005
                                      -----
TIMOTHY B. MATZ             Telephone:  (202) 347-0300       JEFFREY D. HAAS
STEPHEN M. EGE              Facsimile:   (202) 347-2172      KEVIN M. HOULIHAN
RAYMOND A. TIERNAN                                           KENNETH B. TABACH
W. MICHAEL HERRICK                                           PATRICIA J. WOHL
GERARD L. HAWKINS                                            JEFFREY R. HOULE
NORMAN B. ANTIN                                              SCOTT H. RICHTER
JOHN P. SOUKENIK*
GERALD F. HEUPEL, JR.                                        ____________
JEFFREY A. KOEPPEL
DANIEL P. WEITZEL                                            OF COUNSEL
PHILIP ROSS BEVAN
HUGH T. WILKINSON                                            ALLIN P. BAXTER
                                                             JACK I. ELIAS
                              October 25, 1996               SHERYL JONES ALU
                                                             JACQUELINE R. SCOTT
*NOT ADMITTED IN D.C.            VIA EDGAR




Board of Directors
Miami Computer Supply Corporation
3884 Indian Ripple Road
Dayton, Ohio  45440

Gentlemen:


        We have acted as special counsel to Miami Computer Supply Corporation (the "Company") in connection with the preparation and filing by the Company with the Securities and Exchange Commission ("SEC") of a Registration Statement on Form S-1, as amended (the "Form S-1") under the Securities Act of 1933, as amended (the "Act"), relating to the issuance of up to an aggregate of 1,150,000 shares of common stock, no par value per share (the "Common Stock"), of the Company, of which (a) 1,000,000 shares will be sold in a public offering by Friedman, Billings, Ramsey & Co., Inc., Arlington, Virginia, the underwriter (the "Underwriter") named in the form of the underwriting agreement filed in Amendment No. 1 to the Registration Statement (the "Underwriting Agreement"), on a firm commitment basis, and (b) 150,000 shares will be purchased by the Underwriter from the Company solely to cover over-allotments, if any. Capitalized terms defined in the Form S-1 and not otherwise defined herein are used herein with the meanings as so defined.


        In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Form S-1 and such corporate records, agreements, documents and other instruments, including the Underwriting Agreement, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant or necessary as a basis for the opinions hereinafter set forth.

Miami Computer Supply Corporation
October 25, 1996
Page 2

        In such examination, we have assumed without independent verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers of the Company, and we have also relied upon the representations and warranties of the Company contained in the Underwriting Agreement and have relied upon the accuracy and completeness thereof without independent verification. Certain partners of this firm are members of an investment partnership which owns 12.6% of Pittsburgh Investment Group LLC ("LLC"). LLC owns, as of the date of this letter 70.0% of the issued and outstanding Common Stock of the Company.

        Based on the foregoing, and subject to the qualifications stated herein, as of the date hereof, we are of the opinion that:

        i. The 1,000,000 shares of Common Stock of the Company to be issued and sold by the Company have been duly authorized and, when issued and sold as contemplated in the Form S-1 and the Underwriting Agreement upon receipt of the required consideration therefor, will be validly issued, fully paid and non-assessable.

        ii. The 150,000 shares of Common Stock of the Company to be sold by the Company upon exercise of the Underwriter's over-allotment option have been duly authorized and, when issued and sold as contemplated in the Form S-1 and the Underwriting Agreement upon receipt of the required consideration therefor, will be validly issued, fully paid and non-assessable.

        We hereby consent to the use of this opinion as an exhibit to the Form S-1 and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.


                                           Very truly yours,

                                           ELIAS, MATZ, TIERNAN & HERRICK L.L.P.



                                           By:   /s/Timothy B. Matz
                                                --------------------------------
                                                Timothy B. Matz, a Partner